UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2020

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2020, Rite Aid Corporation (the “Company”) entered into an amendment (the “Amendment”) to its senior secured credit agreement, dated as of December 20, 2018, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, which, among other things, permits the issuance of the New Notes (as defined below) and the grant of a security interest in substantially all assets (other than equity and customary excluded assets) of the Company’s subsidiaries to the trustee under the indenture governing the New Notes to secure the obligations under the New Notes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On January 6, 2020, the Company announced the commencement of an offer to exchange (the “Exchange Offer”) up to $600 million aggregate principal amount of the Company’s 6.125% Senior Notes due 2023 (the “Old Notes”) for newly issued 7.500% Senior Secured Notes due 2025 (the “New Notes”). The New Notes and the related guarantees will be secured, subject to permitted liens, by substantially all of the Company’s subsidiaries assets (other than equity and customary excluded assets), including (i) a first-priority lien on the Notes priority collateral, and (ii) a second-priority lien on the ABL priority collateral, which, in each case, also secure the Company’s existing credit facilities. The consummation of the Exchange Offer is subject to certain customary conditions. A copy of the press release announcing the Exchange Offer, and which describes the Exchange Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Credit Agreement, dated January 6, 2020.

99.1	Press Release announcing the commencement of the Exchange Offer, dated January 6, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 7, 2020	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Executive Vice President, General Counsel